1 ZEBRA TECHNOLOGIES CORPORATION Securities Transactions and Confidentiality Policy February 5, 2025 1. PURPOSE Zebra Technologies Corporation (“Zebra”) has adopted this Securities Transactions and Confidentiality Policy (this “Policy”) to help Zebra’s directors, executive officers, and employees comply with insider trading laws and to prevent even the appearance of improper insider trading. This Policy is intended to prevent the misuse of material, nonpublic information (“MNPI”) about Zebra or other publicly traded companies that you have obtained as a Zebra director, executive officer, or employee. This Policy also describes the restrictions on effectuating transactions involving Zebra securities that apply to Zebra’s directors, executive officers, and certain designated employees due to their regular access to MNPI about Zebra. 2. SUMMARY This Policy and securities laws prohibit a person from effectuating transactions involving securities of a company when that person has MNPI relating to that company. As a Zebra employee, you may have access to financial, business, or other information about Zebra, or other companies, that is both material and not available to the public. If you are in possession of MNPI about any company:  Zebra and securities laws prohibit you from effectuating transactions involving the securities of that company (including gifts); and  you may not disclose such MNPI to anyone else, except as specifically authorized in the performance of your job responsibilities. This Policy also applies to:  family members who share your household and anyone else who lives in your household (collectively referred to as “Family Members”); and  “Controlled Entities,” which includes: o trusts, if you are: (1) a trustee who has or shares investment control of the trust securities and you or a member of your immediate family (whether or not they live with you) has an economic interest in the trust securities; (2) a beneficiary who has or shares investment control; or (3) a person who has the power to revoke the trust; and o partnerships or other entities over which you have a controlling influence.

2 You are responsible for assuring that Family Members and Controlled Entities comply with this Policy. Zebra’s directors, executive officers and other designated employees with regular access to MNPI (collectively, “Insiders”) are subject to additional transaction restrictions for Zebra securities. In general, if you are an Insider, you may only effectuate a transaction in Zebra securities during an Open Window Period after you have received pre-clearance for such a transaction. 3. REQUIREMENTS APPLICABLE TO ALL DIRECTORS AND EMPLOYEES A. Do Not Effectuate Transactions While in Possession of Material, Nonpublic Information (“MNPI”) As a director or employee of Zebra, you may have access to financial, business and other information about Zebra or other companies. When you possess information about Zebra that is both material and nonpublic, Zebra and securities laws prohibit you from effectuating transactions involving Zebra securities (including gifts). Similarly, when you possess MNPI about any publicly traded company that you acquired through your role at Zebra, including but not limited to a Zebra customer, a Zebra partner, or an economically-linked company (e.g., a potential Zebra acquisition target, a Zebra supplier, or a Zebra competitor), the securities laws prohibit you from effectuating transactions involving that company’s securities. As a director or employee of Zebra, you will always possess or have access to nonpublic information about Zebra, including information about Zebra’s customers, partners, suppliers, or other companies that you learn during your course of employment. However, securities laws prohibit you from effectuating transactions in Zebra securities on the basis of material nonpublic information known by you or “tipping” other persons (including Family Members) about such information. It makes no difference whether you receive the information during the course of your job responsibilities or learn of it in another fashion (e.g. overhear it in the hallway or lunchroom or receive a misdirected email). Information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy or sell that company's securities.  Common examples of material information may include, but are not limited to: o Financial results; o Internal projections that significantly differ from external expectations; o Significant proposed or pending acquisitions, dispositions, mergers, or joint ventures; o Changes in key executives or personnel; o Significant plans, developments, or problems related to important products and services; o Changes in the terms of a significant contract with a major customer or partner, or the acquisition or loss of such a contract;

3 o Cybersecurity risks and incidents (including vulnerabilities and breaches); o Significant litigation or regulatory actions; and o Other notable transactions, events, or developments outside the ordinary course of business.  Material information can be good news or bad news and can relate to any aspect of a company's business. Either way, the law prohibits making profits and avoiding losses by using material, nonpublic information. Information is “nonpublic” if it has not been widely disseminated in a manner making it generally available to the investing public.  Information generally would be considered widely disseminated if it has been disclosed broadly to the marketplace (e.g., by a press release, SEC filings, or publicly accessible conference calls).  Rumors, even if true and widely reported in the media, do not constitute public disclosure unless publicly confirmed by the company to which it relates. After Zebra has released material information and it is widely disseminated, at least two full Trading Days must elapse before you effectuate a transaction involving Zebra securities.  For the purposes of this Policy, a “Trading Day” shall mean any day on which the NASDAQ Stock Market is open for trading.  For example, if Zebra issues a press release containing material information at 6:00 p.m. on a Tuesday, and the NASDAQ Stock Market is open for trading on Wednesday and Thursday, persons subject to this Policy shall not be permitted to trade in Zebra securities until the opening of trading on Friday. If Zebra issues a press release containing material information at 6:00 p.m. on a Friday, and the NASDAQ Stock Market is open for trading on Monday and Tuesday, persons subject to this Policy shall not be permitted to trade in Zebra securities until the opening of trading on Wednesday. B. Do Not Disclose MNPI or Make Recommendations Based on MNPI to Others Do not disclose MNPI about Zebra or another publicly traded company to anyone else. This is considered illegal “tipping” and you could be held criminally liable under federal law even if you yourself did not effectuate a transaction. Similarly, do not recommend or suggest that anyone else effectuate a transaction involving the securities of any company, including Zebra, even if you do not share MNPI. It is Zebra’s policy that you should not discuss internal Zebra matters or developments relating to Zebra or its customers, partners, or suppliers with anyone outside of Zebra (including Family Members, relatives, and friends), except as required in the performance of your regular employment duties. Similarly, you should not discuss Zebra matters in public or quasi-public areas where your conversation may be overheard (e.g., airplanes, restaurants, restrooms, elevators, etc.). This prohibition also applies to inquiries about Zebra which may be made by the press, investment analysts, or others in the financial community, including our stockholders. It is important that all such communications on behalf of Zebra be made only through authorized individuals. If you receive any inquiries of this nature, you should decline comment and refer the inquirer directly to our Vice President, Investor Relations or our Senior Director, External Communications.

4 C. Do Not Hedge Zebra Securities You, your Family Members, and your Controlled Entities may not enter into hedging or monetization transactions or similar arrangements with respect to Zebra securities, including the purchase or sale of puts or calls or the use of any other derivative instruments. Hedging transactions may insulate you from upside or downside price movement in Zebra securities which can result in the perception that you no longer have the same interests as Zebra’s other stockholders. D. Do Not Hold Zebra Securities in Margin Accounts or Pledge as Collateral You, your Family Members, and your Controlled Entities may not hold Zebra securities in a margin account or pledging Zebra securities as collateral for a loan. Securities held in a margin account or pledged as collateral may be sold without your consent by the broker if you fail to meet a margin call or by the lender in foreclosure if you default on the loan. A margin or foreclosure sale may occur at a time, including when you are aware of MNPI or otherwise are not permitted to effectuate transactions involving Zebra securities. E. Do Not Short Sell Zebra Securities You, your Family Members, and your Controlled Entities may not short sell Zebra securities. “Short sales” involve the sale of a security that the seller does not own at the time of the trade. 4. REQUIREMENTS APPLICABLE TO INSIDERS In addition to the restrictions outlined in Section 3 above, Zebra’s Insiders may only effectuate transactions in Zebra securities during specific times throughout the year, commonly referred to as “trading windows” after obtaining pre-clearance. Insiders will be notified if they are subject to such restrictions. These restrictions also apply to the exercise of a stock option or stock appreciation right, gifts of Zebra securities, elections to make payroll deductions or to change payroll deductions regarding our Employee Stock Purchase Plan, and decisions to enter into a Rule 10b5-1 trading plan. Restrictions in Section 4 apply to transactions involving Zebra securities that are beneficially owned by Insiders. “Beneficial ownership” is based on the Insider's direct or economic interest in the securities. Some common examples of relationships that may give rise to beneficial ownership include, but are not limited to, Zebra shares owned by Family Members or held by a Controlled Entity. Insiders are responsible for assuring that individuals or entities who may have an interest in securities that are beneficially owned by the Insider (“Covered Persons”) comply with this Policy. Accordingly, any reference below to “Insiders” should be read to include “Covered Persons.”

5 A. Do Not Effectuate Transactions Outside an Open Window Period Insiders must effectuate transactions involving Zebra securities (including gifts) during an Open Window Period. An “Open Window Period” is a defined period of time following Zebra’s quarterly earnings release when the public has been apprised of all relevant material information about Zebra’s recent business and financial performance.  Open Window Periods Start: Market open on the second Trading Day following Zebra’s public release of quarterly earnings.  Open Window Periods End: Market open on the fifteenth calendar day in March, June, September, and December. If the fifteenth calendar day falls on a day that is not a Trading Day, the Open Window Period will end at market close on the preceding Trading Day.  Occasionally, an Open Window Period may be delayed, closed early, or not opened at all. You will be notified if this happens.  Zebra may also institute additional “Blackout Periods” during which transactions involving Zebra securities are prohibited. You will be notified if this happens. You may not disclose to any third party, including brokers or financial advisors, the terms of a Blackout Period or the date on which a Blackout Period has begun or ended. Please note that, even during an Open Window Period, you may not effectuate transactions involving Zebra securities if you possess MNPI about Zebra. Insiders continue to be subject to restrictions even after their employment with Zebra ends.  If your employment with Zebra ends during an Open Window Period, you will continue to be subject to the prohibition on effectuating transactions involving Zebra securities outside of an Open Window Period until the next Open Window Period has begun.  If your employment with Zebra ends during a Blackout Period, you will be subject to prohibition on transactions involving Zebra securities for the remainder of such Blackout Period, and you will continue to be subject to the prohibition on effectuating transactions involving Zebra securities outside of an Open Window Period until the next Open Window Period has begun.  However, even if you are not subject to a prohibition on effectuating transactions involving Zebra securities after you leave Zebra, you should not effectuate such transactions if you are aware of MNPI about Zebra. That restriction stays with you as long as the information you possess is material and not widely disseminated within the meaning of this Policy. B. Do Not Effectuate Transactions Without Obtaining Pre-Clearance Insiders must obtain pre-clearance for a proposed transaction before effectuating transactions involving Zebra securities from Zebra’s Chief Legal Officer, General Counsel, and Corporate Secretary or, in their absence: (a) the Senior Vice President, Chief Compliance Officer, and Assistant Corporate Secretary; (b) the Vice President, Investor Relations; or (c) such other persons as the Chief Legal Officer, General Counsel, and Corporate Secretary may designate.  When making a pre-clearance request, Insiders must include an explicit affirmation that they are not aware of MNPI about Zebra.  Pre-clearance of a transaction does not constitute a recommendation by Zebra or any of its employees that you engage in the proposed transaction.  Pre-clearance of a transaction is valid only up to a 48-hour period.

6  If the transaction is not effectuated within that 48-hour period, you must obtain new pre- clearance for the proposed transaction.  If pre-clearance of the transaction is denied, you must keep such denial confidential. Please note that, even if you have received pre-clearance for a transaction, you may not effectuate transactions involving Zebra securities if you possess MNPI about Zebra. 5. EXCEPTIONS There are a few situations where transactions in Zebra securities may be effectuated even if you have MNPI. A. Blind Trusts This Policy does not apply to the purchase or sale of Zebra securities in a “blind” trust, diversified mutual fund, or similar arrangement, provided that you do not discuss investments with the trustee, money manager, or other investment advisor who has discretion over the funds. If, for example, you invest through a “blind” trust, you may wish to consider asking the advisors to refrain from effectuating transactions involving Zebra securities in such account. B. Employee Stock Purchase Plan (“ESPP”) This Policy does not apply to purchases of Zebra stock through an existing purchase election under the ESPP. However:  You may sell your ESPP shares only during an Open Window Period and at a time when you do not have MNPI; and  Insiders must obtain pre-clearance during an Open Window Period for any: (a) sales of ESPP shares; (b) any new election to make payroll deductions; and (c) changes to their payroll deduction. C. Stock Options and Stock Appreciation Rights This Policy does not apply to the exercise of employee stock options or stock appreciation rights awarded under Zebra’s long-term incentive plans (collectively, “Derivatives”) where: (a) no Zebra securities are sold in the market to fund the exercise price of such Derivative (i.e., you pay the exercise price in cash), other than any shares withheld for tax purposes; and (b) you continue to hold the shares resulting from such exercise, net of any shares withheld for tax purposes. However:  This Policy applies to: o any sale of shares subject to a Derivative as part of a cashless exercise of such Derivative (whether net proceeds are received in cash or shares); and o any other sale or exchange of shares to generate the consideration needed to fund the exercise price of a Derivative.  Insiders must obtain pre-clearance during an Open Window Period for an exercise of a Derivative and/or sale of shares resulting therefrom. D. Insider Rule 10b5-1 Trading Plans

7 This Policy does not apply to Insiders who effectuate transactions pursuant to a predetermined, written Rule 10b5-1 Trading Plan provided that the establishment of the plan meets the requirements of the Rule 10b5-1 rules regarding affirmative defenses. Rule 10b5-1 under the Securities Exchange Act of 1934 provides an affirmative defense against a claim of insider trading if an insider’s trades are made pursuant to a written plan that was adopted in good faith at a time when the insider was not aware of material nonpublic information. Insiders must continue to act in good faith with respect to any contract or instruction that may affect the plan (e.g., improperly influencing the timing of corporate disclosures to benefit trades under a 10b5-1 Trading Plan). Insider Rule 10b5-1 Trading Plan must:  Meet the requirements of Rule 10b5-1;  Be adopted at a time when the employee or director would otherwise have been able to trade under this Policy (i.e., during an Open Window Period); and  Be pre-cleared by Zebra’s Chief Legal Officer, General Counsel, and Corporate Secretary or the Senior Vice President, Chief Compliance Officer, and Assistant Corporate Secretary. If newly adopting a Rule 10b5-1 Trading Plan, you may not trade under such Plan during a “cooling-off period,” which is defined as:  For directors and executive officers, the later of: o 91 days after adoption of the Plan; or o three Trading Days following disclosure of Zebra’s most recent quarterly or annual earnings for the fiscal quarter in which the Plan was adopted (up to a maximum of 120 days after adoption of the Plan); or  For Insiders other than directors or officers, 31 days after the adoption of the Plan. However, Rule 10b5-1 Trading Plan modifications that do not change the sales or purchase prices or price ranges, the amount of securities to be sold or purchased, or the timing of transactions under a Rule 10b5-1 plan (such as an adjustment for stock splits or a change in account information) will not trigger a new cooling-off period. 6. ENFORCEMENT ZEBRA EXPECTS STRICT COMPLIANCE WITH THIS POLICY BY ALL DIRECTORS AND EMPLOYEES. THIS POLICY IS NOT INTENDED TO IMPOSE ADDITIONAL LEGAL LIABILITIES THAT WOULD NOT OTHERWISE EXIST. FAILURE TO COMPLY WITH THIS POLICY MAY RESULT IN DISCIPLINARY ACTION, UP TO AND INCLUDING IMMEDIATE TERMINATION OF EMPLOYMENT. Any violation of insider trading restrictions may subject you to criminal and significant civil liabilities, including up to $5 million in criminal fines, up to 20 years in jail and civil penalties up to three times the illegal profit or loss avoided. In addition to governmental fines and other sanctions, private actions brought by “professional plaintiffs” against public companies and their insiders are common and are resource intensive even if they ultimately have no merit. Also, any appearance of impropriety on the part of Zebra or its directors or employees could impair investor

8 confidence in Zebra and severely damage our reputation and business relationships. You should take care to avoid the appearance of impropriety and inadvertent violations. 7. APPLICATION This policy applies to Zebra’s directors, executive officers, and employees, their Family Members, their Controlled Entities, and their Covered Persons. 8. QUESTIONS If you have any questions regarding your responsibilities under this Policy, seek clarification and guidance from Zebra’s Chief Legal Officer, General Counsel, and Corporate Secretary before you act. Do not try to resolve uncertainties on your own. 9. HISTORY The Audit Committee of the Board of Directors approved the Policy on February 5, 2025. This Securities Transactions and Confidentiality Policy supersedes the All Employee Securities Trading and Confidentiality Policy (dated November 3, 2023) and the Securities Trading and Confidentiality Policy (dated November 3, 2023).